                                                                    Exhibit 2.1

                           AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of April 25, 2001 (this "AGREEMENT") by and between Secure Time, Inc., a Nevada corporation ("STI") and Clickese.com, Inc., a Nevada corporation ("CLICKESE.COM" or the "SURVIVING CORPORATION", and together with STI, the "CONSTITUENT
CORPORATIONS").

         WHEREAS, the Boards of Directors of STI and Clickese.com desire that STI merge with and into Clickese.com pursuant to the terms and conditions of this Agreement and in accordance with Nevada Revised Statute ("NL"), and have adopted and approved this Agreement in accordance with the NL; and

         WHEREAS, the Constituent Corporations have agreed to merge pursuant to and in accordance with the Plan of Reorganization (the "Plan"); and

         WHEREAS, the stockholders of STI have adopted and approved this Agreement in accordance with the NL, and the stockholders of Clickese.com have adopted and approved this Agreement in accordance with the NL.

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                 THE MERGER

         SECTION 1.1. THE MERGER. STI shall merge with and into Clickese.com (the "MERGER"). Clickese.com shall be the surviving corporation in the Merger, and at the Effective Time (as defined below), the separate existence of STI shall cease. The corporate existence of Clickese.com, with its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and as the surviving corporation it shall succeed to all rights, assets, liabilities and obligations of STI as and to the extent provided in the NL. After the merger has been completed pursuant to the NL and this Agreement, Clickese.com will change its name to Solutions Technology, Inc.

         SECTION 1.2. THE EFFECTIVE TIME. The Merger shall become effective (the "EFFECTIVE TIME") upon the later of (i) filing of a certificate of merger executed by Clickese.com with the Secretary of State of the State of Nevada, the form of which is attached as ANNEX A and (ii) satisfaction or waiver of all post closing obligations set forth herein.

         SECTION 1.3. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Clickese.com shall, as of the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until duly amended.

         SECTION 1.4. BY-LAWS. The By-Laws of Clickese.com shall, as of the Effective Time, be the By-Laws of the Surviving Corporation until duly amended.


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         SECTION 1.5. OFFICERS AND DIRECTORS. At the Effective Time, the
directors and officers of the Surviving Corporation shall be as follows:


                   NAME                                     POSITION(S)
                 --------                                 ---------------
Dave Facciani                                      Director, Vice President of Operations, Secretary

Doug Wetzel                                        Vice President, Treasurer, Secretary and Director

James Farinella                                    Chairman of the Board of Directors, President,
                                                   Chief Executive Officer

         The terms of the directors shall be determined by the Board of Directors of the Surviving Corporation in accordance with its bylaws.

         SECTION 1.6. REQUIRED APPROVALS. This Agreement has been adopted and approved by the stockholders of (i) Clickese.com in accordance with Section 92A.100 of the NL, and (ii) STI in accordance with with Section 92A.100 of the NL. As of the date of such approvals, 9,981,363 shares of common stock, par value $.001 per share, of Clickese.com and 10,500,000 shares of common stock, .001 par value, of STI (the "STI Common Shares") were outstanding.

         SECTION 1.7. CORPORATE NAME. The name under which Clickese.com was originally formed in Nevada was "Clickese.com, Inc.".

                                 ARTICLE II

                             CONVERSION OF SHARES

         SECTION 2.1. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any capital stock thereof:

         (a) CANCELATION OF OUTSTANDING CAPITAL STOCK OF STI. All issued and outstanding shares of capital stock of STI, and all treasury stock owned by STI, shall be canceled and cease to exist.

         (b) CONVERSION OF STI COMMON SHARES. All issued and outstanding STI Common Shares, which are 10,500,000 shares, shall be converted into 10,500,000 Common Shares, par value $.001 per share ("Common Shares"), of the Surviving Corporation, which Common Shares shall be issued to existing shareholders of STI on a pro rata basis in accordance with the Plan. Therefore, each share of common stock of STI that is issued and outstanding immediately prior to the Effective time shall be converted into one (1) Clickese.com common share.

         (c) CONTINUANCE OF CAPITAL STOCK OF CLICKESE.COM. Each Clickese.com Common Share that is issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

         SECTION 2.2. CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of STI shall be closed and no transfer of any capital stock of STI shall thereafter be made except as contemplated by this Agreement. If, after the Effective Time, certificates representing any shares of such capital stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the merger consideration specified in SECTION 2.1.


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                                    ARTICLE III

                           REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants to the other that such party: (i) is a corporation duly organized and in good standing in its jurisdiction of incorporation;
(ii) has obtained the requisite approval of its board of directors and stockholders to effect the Merger; and (iii) has full power and authority to execute, deliver and perform this Agreement.

                                    ARTICLE IV

                        CLOSING CONDITIONS; THE CLOSING

         SECTION 4.1. CLOSING CONDITIONS. (a) The consummation of the Merger and the other transactions provided herein is conditioned upon the satisfaction of the following conditions: there shall not be any pending or threatened litigation, action or proceeding concerning the Merger or any other transaction contemplated by this Agreement that, in the judgment of the Board of Directors of Clickese.com, would materially adversely affect any Constituent Corporation or any right of their respective equity holders. The parties shall use their commercially reasonable efforts to satisfy the foregoing conditions.

         (b) The closing under this Agreement shall occur on a date not more than ten business days following the satisfaction of the foregoing conditions at a place mutually agreed by the parties.

         SECTION 4.2. POST CLOSING OBLIGATIONS. As a condition subsequent to the closing of the merger contemplated hereby, the sole shareholder of STI shall cause to be transferred to any persons possessing or obligated to possess prescriptive rights to shares of STI. The amounts of shares of Clickese.com shares issued pursuant to this Agreement. Such amounts and issues to be presented to and consented to Clickese.com.

                                   ARTICLE V

                     TERMINATION OR ABANDONMENT OF MERGER

         SECTION 5.1. TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the Board of Directors of Clickese.com, if the Board of Directors of Clickese.com shall determine for any reason that the consummation of the transactions contemplated hereby would be inadvisable or not in the best interests of Clickese.com or its shareholders.

                                  ARTICLE VI

                                  AMENDMENTS

         SECTION 6.1. AMENDMENTS. At any time prior to the Effective Time, the parties hereto may by written agreement amend, modify or supplement any provision of this Agreement, provided that no such amendment, modification or supplement may be made if, in the sole judgment of the Board of Directors of Clickese.com, it would adversely affect the rights and interests of Clickese.com's shareholders in any material respect.


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


                                   ARTICLE VII

                            ACCOMPLISHMENT OF MERGER

         SECTION 7.1. FURTHER ASSURANCES. The parties hereto each agree to execute such documents and instruments and to take whatever action may be necessary or desirable to consummate the Merger.

                                   ARTICLE VIII

                             MISCELLANEOUS PROVISIONS

         SECTION 8.1. GOVERNING LAW. This Agreement shall be construed under and in accordance with the laws of the State of Nevada applicable to contracts to be fully performed in such State, without giving effect to choice of law principles.

         SECTION 8.2. HEADINGS. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

         SECTION 8.3. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by either party without the written consent of the other party; this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

         SECTION 8.4. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

         SECTION 8.5. EXTENSIONS OF TIME. At any time prior to the Effective Time, the parties hereto may, by written agreement, extend time for the performance of any of the obligations or other acts of the parties hereto.

         SECTION 8.6. MERGER AGREEMENT. A copy of this Agreement is on file at the principal place of business of Clickese.com, 65 La Grande Avenue, Berkeley Heights, New Jersey 07222, and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder or shareholder of either Constituent Corporation.

         SECTION 8.7. REIMBURSEMENT OF EXPENSES. Upon closing of the Merger under this Agreement, the Surviving Corporation shall promptly reimburse the officers, directors and shareholders of Clickese.com, as the case may be, for all costs and expenses incurred by any of such persons in connection with the above referenced Stock Purchase Agreement and the Merger, including without limitation, all legal fees and expenses.

         IN WITNESS WHEREOF, STI and Clickese.com have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day first above written.

                                     Clickese.com, Inc.


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                                          By:   /s/ James Farinella
                                             -------------------------------
                                              James Farinella, President


                                          By:   /s/ Doug Wetzel
                                             -------------------------------
                                              Doug Wetzel, Secretary


                                          Secure Time, Inc.


                                          By:   /s/ David Facciani
                                             -------------------------------
                                              David Facciani, President


                                          By:   /s/ David Facciani
                                             -------------------------------
                                              David Facciani, Secretary

                                 CERTIFICATE OF APPROVAL OF
                                    AGREEMENT OF MERGER

                   The undersigned, James Farinella and Doug Wetzel as President and Secretary, respectively, of Clickese.com, Inc., hereby certify that all of the duly appointed Directors and 6,983,538 of the 9,981,363 of the outstanding stock of Clickese.com, Inc. voted in favor, and no shares were voted against the aforesaid Merger pursuant to and in accordance with the terms of the above Agreement and Plan of Merger.

                   We further declare under penalties of perjury that the matters set forth in this certificate are true and correct of our own knowledge.

                   Dated:  April 24, 2001


                             /s/ James Farinella
                           -------------------------------------------------
                             James Farinella, President, Clickese.com., Inc.


                             /s/ Douglas Wetzel
                           -------------------------------------------------
                             Douglas Wetzel, Secretary, Clickese.com., Inc


                             /s/ David Facciani
                           -------------------------------------------------
                             David Facciani, President and Secretary, Secure Time, Inc


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


                                                           ANNEX A


                               CERTIFICATE OF MERGER

                                     Merging

                                  Secure Time, Inc.
                                (a Nevada corporation)

                                       into

                                 Clickese.com, Inc.
                                (a Nevada corporation)


         The undersigned corporation organized and existing under and by virtue of the State of Nevada Revised Statute (the "NL") does hereby certify, pursuant to Section 92A.100 thereof, that:

         FIRST: The names and states of incorporation of the constituent corporations in the Merger (as defined below) are Secure Time, Inc., a Nevada corporation ("STI") and Clickese.com Inc., a Nevada corporation
("CLICKESE.COM" or the "Surviving Corporation", and together with STI, the "Constituent Corporations").

         SECOND: The Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of April 25, 2001 by and between STI and Clickese.com providing for the merger of STI with and into Clickese.com (the "MERGER"), has been adopted, approved, certified, executed and acknowledged by STI and Clickese.com in accordance with the requirements of Section 1101 of the Nevada Corporation Law.

         THIRD: The name of the Surviving Corporation is "Clickese.com
Inc.". After the merger has been completed, Clickese.com Inc. will change its name to Solutions Technology, Inc.

         FOURTH: The Certificate of Incorporation of Clickese.com, as amended, shall constitute the Certificate of Incorporation of the Surviving Corporation.

         FIFTH: A copy of the Merger Agreement is on file at the principal place of business of Clickese.com, 65 La Grande Avenue, Berkley Heights, New Jersey 07922, and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

         SIXTH: The authorized capital stock of STI preceding the merger is 20,000,000 shares of common stock, .001 par value, and the authorized capital stock of Clickeses.com, Inc. is 20,000,000 common shares, .001 par value.

         IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed by its duly authorized officers on this 25 day of April, 2001.


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


                             /s/ James Farinella
                           -------------------------------------------------
                             James Farinella, President, Clickese.com., Inc.

                             /s/ Douglas Wetzel
                           -------------------------------------------------
                             Douglas Wetzel, Secretary, Clickese.com., Inc

                             /s/ David Facciani
                           -------------------------------------------------
                             David Facciani, President and Secretary, Secure Time, Inc




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